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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 22, 2000
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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            OHIO                        0-27202              34-1803229
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(STATE OR OTHER JURISDICTION          (COMMISSION          (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)

             32000 AURORA ROAD, SOLON, OHIO                        44139
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         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

Registrant's telephone number, including area code   440 / 519-0500
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                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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ITEM 5. OTHER EVENTS.

         On November 22, 2000, the Board of Directors of Advanced Lighting Technologies, Inc. ("ADLT") authorized an amendment to the loan agreement dated October 8, 1998 between ADLT and Mr. Wayne R. Hellman, its Chairman and Chief Executive Officer (the "Amended Loan Agreement"). Pursuant to the Amended Loan Agreement, ADLT authorized additional loans of up to $1,900,000 to reduce outstanding balances in margin accounts maintained by Mr. Hellman secured by 2,053,070 shares of ADLT common stock owned by Mr. Hellman and Hellman Ltd. The authorization of the additional loans was made following approval by ADLT's Board of Directors (Messrs. Hellman, Ruud, Harada and Fisi did not participate in the deliberations). On November 24, 2000, $1,400,000 was advanced to reduce the balance of certain margin loans. All advances will be secured in the same manner as Mr. Hellman's existing loan. Although repayment of the original loan and the additional advances is due on October 6, 2001, the Board of Directors has reserved the right to require earlier repayment if ADLT requires the payment to prevent an unacceptable strain on cash resources and earlier payment will be required under certain circumstances. In addition, Mr. Hellman has agreed to repay $700,000 of the loan after the market price of ADLT common stock reaches $10 per share and the average closing price for the shares for twenty trading days reaches $10 per share and an additional $700,000 after the market price of ADLT common stock reaches $11 per share and the average closing price for the shares for twenty trading days reaches $11 per share.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ADVANCED LIGHTING TECHNOLOGIES, INC.
                                                        (Registrant)


Date: November 28, 2000                     By: /s/ Steven C. Potts
                                                --------------------------------
                                                Steven C. Potts
                                                Chief Financial Officer





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